News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Director, Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES PROVIDES 2005 GUIDANCE

CHANTILLY, VA, December 14, 2004 — Online Resources Corp. (Nasdaq: ORCC), a leading outsourcer of Internet banking and payment services, today announced its guidance for first quarter and full year 2005, including the expected results of its pending acquisition of Incurrent Solutions, which is expected to close on or about December 20, 2004. The Company also reconfirmed its guidance for the fourth quarter of 2004.

The following guidance assumes that the Company is required to expense equity compensation in 2005, and begins to do so on January 1. The information presented below is in millions except for per share information, which is calculated on a projected 21.4 million weighted average, fully diluted shares outstanding. This information is forward-looking, and actual results may differ materially.

First Quarter			Full Year

2004 2005%		2004	2005	%
Actual Guidance	Increase	Guidance	Guidance	Increase
Revenue	$9.8	$13.9-14.3	44%	$41.7-42.2	$55.5-57.5	35%

Gross Profit Margin	56%	60-62%	9%	60-62%	60-62%	0%

EBITDA (1)	$1.4	$2.9-3.3	121%	$8.5-8.9	$12.5-13.5	49%

Per share	$0.07	$0.13-0.15	100%	$0.42-0.44	$0.58-0.63	41%

Net Income	$0.4	$1.3-1.6	263%	$4.8-5.2	$6.4-7.1	35%

Per share	$0.02	$0.06-0.08	250%	$0.24-0.26	$0.30-0.33	26%

Equity Compensation Expense	$0.00	$0.2-0.3	N/A	$0.00	$1.0-1.2	N/A

Per share	$0.00	$0.01-0.02	N/A	$0.00	$0.05-0.06	N/A

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization, including non-cash equity compensation expense.

“We look forward to 2005 as another year for high growth,” stated Matthew P. Lawlor, chairman and chief executive of Online Resources. “Our operating priorities will remain heavily focused on expanding our banking and credit union business, particularly in bill payment and other premium services. At the same time, we are looking to establish a strategic foundation in card and credit services, with the integration of Incurrent Solutions, and in the e-commerce market with our unique real-time payment capabilities.”

(more)

The Company’s management will host a conference call to discuss its 2005 guidance on Tuesday, December 14, 2004 at 4:15 pm ET. The call is open to the public by dialing (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on December 14 until midnight on Tuesday, December 21 by dialing (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 2685456. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources powers Internet financial services for 700 firms nationwide. The Company’s account presentation, payment and relationship marketing services are branded to its client banks, credit unions and payment acquirers. The Company annually processes over 100 million transactions and $10 billion in payments for one million consumer end-users. Founded in 1989, Online Resources (Nasdaq: orcc, Website: www.orcc.com) has been widely recognized as one of the nation’s fastest growing technology firms.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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